Exhibit 4.151
SALE AND CONTRIBUTION AGREEMENT
This SALE AND CONTRIBUTION AGREEMENT, dated as of August 20, 2026 (the “Agreement”), is made between CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“CAC”), and CREDIT ACCEPTANCE FUNDING LLC 2026-2, a Delaware limited liability company (“Funding”).
Funding desires to acquire from time to time certain Loans and related rights and collateral, including certain of CAC’s rights in any related Dealer Agreements and Purchase Agreements, all of the related Contracts, and the Collections (other than Dealer Collections) derived therefrom during the full term of this Agreement, and CAC desires to transfer, convey and assign from time to time such Loans and related property to Funding upon the terms and conditions hereinafter set forth. CAC has also agreed to service the Loans and related property to be transferred, conveyed and assigned to Funding.
In consideration of the premises and the mutual agreements set forth herein, it is hereby agreed by and between CAC and Funding as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. Capitalized terms used herein shall have the respective meanings specified herein or, if not so specified, the respective meanings specified in, or incorporated by reference into, the Sale and Servicing Agreement or the Indenture, as applicable, and shall include in the singular number the plural and in the plural number the singular:
“Conveyed Property” means the Initial Conveyed Property and the Subsequent Conveyed Property.
“Initial Conveyed Property” means (i) the Loans listed on Exhibit A hereto delivered to the Servicer, the Backup Servicer and the Trust Collateral Agent on the Closing Date, and, including in any event, all Loans listed on the Excel file constituting Exhibit A hereto that are identified, at least, by a unique loan identification number and original contract date, and (ii) all Related Security with respect thereto.
“Related Security” means, with respect to any Loan all of CAC’s interest in:
(i)    all rights under the Dealer Agreements and Purchase Agreements related thereto (other than the Excluded Dealer Agreement Rights), including CAC’s right to service the Loans and the related Contracts and to receive the related servicing fees and reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements; (ii) Collections (other than Dealer Collections) after the applicable Cut-off Date; (iii) a security interest in each Contract securing each Dealer Loan and an ownership interest in each Contract evidencing a Purchased Loan; (iv) all records and documents relating to such Loans and the Contracts; (v) all security interests purporting to secure payment of such Loans; (vi) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (vii) all guarantees, insurance or other agreements or arrangements securing the Contracts; and (viii) all Proceeds of the foregoing.
For the avoidance of doubt, the term “Related Security” with respect to any Dealer Loan includes all rights arising under such Dealer Loan which rights are attributable to advances made under such Dealer Loan as the result of such Dealer Loan being secured by an Open Pool on the date such Dealer Loan was sold and Dealer Loan Contracts being allocated to such Open Pool after the date such Dealer Loan was sold, and not otherwise included in Subsequent Conveyed Property, including all such rights arising after the last day of the last full Collection Period during the Revolving Period.
“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of the Closing Date among CAC, Funding, Credit Acceptance Auto Loan Trust 2026-2, as the Issuer, and Computershare Trust Company, N.A., as the Trust Collateral Agent, Indenture Trustee and Backup Servicer.
“Subsequent Conveyed Property” means, with respect to any Distribution Date and/or date of Dealer Collections Purchase, (i) all Loans added to Exhibit A pursuant to the execution of an assignment agreement substantially in the form of Exhibit C hereto as of such date (including all rights of CAC under any Dealer Collections Purchase Agreement and any Purchased Loans and Related Security arising thereunder) and, including in any event, all Loans added to Exhibit A hereto on any such date pursuant to the execution of an assignment agreement substantially in the form of Exhibit C hereto that are identified, at least, by a unique loan identification number and original contract date and (ii) all Related Security with respect thereto.
Section 1.2    Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. As used herein, the term “sale” shall also be deemed to include contributions where the context so requires.
Section 1.3    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
ARTICLE II

CONTRIBUTION AND SALE OF LOANS
Section 2.1    Contribution and Sale of Loans. (a) In consideration of the payments described in Section 3.1, effective as of the Closing Date, CAC does hereby convey, assign, sell, contribute and transfer to Funding, without recourse, except as set forth herein, all of its right, title and interest in, to and under the Initial Conveyed Property.

(b)    CAC hereby further agrees that on each Distribution Date during the Revolving Period on which it decides to transfer additional Loans to Funding and the date of each Dealer Collections Purchase, in consideration of the payment described in Article III with respect to such Distribution Date, CAC shall, and CAC does hereby agree to, convey, assign, sell and transfer to Funding, without recourse, except as set forth herein, all of its right, title and interest in and to the Subsequent Conveyed Property with respect to such Distribution Date, pursuant to an assignment agreement substantially in the form of Exhibit C hereto.
(c)    CAC agrees that (i) all Loans identified on the Excel file constituting Exhibit A hereto and (ii) all Loans added to such Exhibit A pursuant to the execution of any assignment agreement substantially in the form of Exhibit C hereto, in each case, shall be identified, at least, by a unique loan identification number and the original contract date for such Loan.
(d)    CAC hereby further agrees that the above-described conveyances shall, without the need for any further action on the part of CAC or Funding, include (i) all rights arising under any Dealer Loan included in the Initial Conveyed Property and Subsequent Conveyed Property, including, without limitation, a security interest in each Dealer Loan Contract securing such Dealer Loan, which rights are attributable to advances made under such Dealer Loan as the result of additional Dealer Loan Contracts being allocated to the Open Pool securing such Dealer Loan and (ii) all rights arising under any Dealer Collections Purchase Agreement, including any Purchased Loans and Related Security arising thereunder.
(e)    Each such contribution, sale, assignment, transfer and conveyance does not constitute an assumption by Funding of any obligations of CAC or any other Person to Obligors or to any other Person in connection with the Loans or under any Contract, Dealer Agreement, Purchase Agreement or other agreement and instrument relating to the Loans.
(f)    In connection with any such foregoing conveyance, CAC agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements (and authorizes the filing of any continuation statements and amendments with respect thereto) with respect to the Conveyed Property conveyed by CAC hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the interests of Funding created hereby, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to Funding on the Closing Date.
(g)    CAC agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as Funding may reasonably request in order to perfect or protect the interest of Funding in the Loans and other Conveyed Property purchased hereunder or to enable Funding to exercise or enforce any of its rights hereunder. CAC shall, upon request of Funding, obtain such additional search reports as Funding shall request. To the fullest extent permitted by applicable law, Funding shall be authorized and permitted to file continuation statements and amendments to financing statements and assignments thereof to preserve and protect its right, title and interest in, to and under the Conveyed Property.

(h)    It is the express intent of CAC and Funding that the conveyance of the Loans and other Conveyed Property by CAC to Funding pursuant to this Agreement be construed as an absolute sale and conveyance of all of CAC’s right, title and interest in, to and under such Loans and other Conveyed Property to Funding (including for purposes of the UCC to the extent applicable) and that CAC relinquishes control over and all right, title and interest (legal or equitable) in, to and under any Loan or other Conveyed Property immediately upon the transfer of each such Conveyed Property under this Agreement; except that, for the avoidance of doubt, CAC may effect a Dealer Collections Purchase from time to time and will continue to service the Conveyed Property, in each case, in accordance with the terms of this Agreement and the Sale and Servicing Agreement. Further, it is not the intention of CAC and Funding that such conveyance be deemed a grant of a security interest in the Loans and other Conveyed Property by CAC to Funding in the nature of a consensual lien securing an obligation. However, notwithstanding the express intent of the parties, if and to the extent the transfer of any of the Loans or other Conveyed Property is for any purpose characterized as a collateral transfer for security or the transaction is characterized as a financing transaction, then this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC as enacted in the State of New York and any other applicable jurisdiction. The conveyance by CAC provided for in this Agreement shall be deemed to be, and CAC hereby grants to Funding, a first priority, perfected security interest in, to and under and a lien on all of CAC’s right, title and interest in, to and under the Conveyed Property, to secure the obligation of CAC to pay to Funding an amount equal to the Issuer Secured Obligations. CAC and Funding shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create such a security interest in the Loans and other Conveyed Property, such security interest would be a perfected security interest in favor of Funding under applicable law and will be maintained as such throughout the term of this Agreement.
(i)    In connection with the conveyance by CAC of the Initial Conveyed Property, CAC has delivered to Funding on the Closing Date one or more computer files or microfiche lists containing true and complete lists of all Dealer Agreements, Purchase Agreements, Loans conveyed to Funding on the Closing Date, and all Contracts securing or evidencing all such Loans, identified by account number, dealer number, original contract date and, for Contracts securing Dealer Loans, pool number. Such file or list has been marked as Exhibit A to this Agreement, shall be treated by Funding as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. Such Exhibit A shall be supplemented and updated on each Distribution Date in the Revolving Period on which additional Subsequent Conveyed Property is conveyed by CAC to Funding or on which any Loans and Contracts (and all Related Security with respect thereto) are transferred by Funding to CAC pursuant to Article VI so that Exhibit A will describe all existing Loans, on an aggregate basis, which have been conveyed by CAC to Funding hereunder as of such Distribution Date, and the related Dealer Agreements, the related Purchase Agreements and all Contracts securing or evidencing all such Loans (other than those that have been released from Collateral and those Dealer Loans that have been deemed to be satisfied pursuant to Section 4.18 of the Sale and Servicing Agreement). Such updated Exhibit A shall be deemed to replace any existing Exhibit A as of such Distribution Date.

(j)    CAC will reflect the transactions described in paragraph (a) of this Section 2.1 on its internal non-consolidated financial statements and on any applicable non-consolidated state tax returns as a sale or other absolute transfer of the Loans from CAC to Funding, even though CAC will reflect this transaction on its consolidated financial statements as an “on-balance sheet” item in accordance with generally accepted accounting principles. CAC will present the data in its consolidated financial statements with an accompanying footnote describing Funding’s separate existence and stating that the Loans have been sold on an arm’s-length basis to Funding and that Funding’s assets are not available to CAC’s creditors.
Section 2.2    Servicing of Loans. The servicing, administering and collection of the Loans shall be conducted by the Servicer then authorized to act as such under the Sale and Servicing Agreement.
ARTICLE III

CONSIDERATION AND PAYMENT
Section 3.1    Consideration. The consideration for the Loans and other Conveyed Property conveyed on the Closing Date to Funding by CAC under this Agreement shall be an amount equal to the net cash proceeds received by Funding arising out of its conveyance on the Closing Date of Conveyed Property to the Issuer under the Sale and Servicing Agreement, plus 100% of the sole membership interest in Funding. Thereafter, on each Distribution Date in the Revolving Period, the consideration for the Loans and other Conveyed Property conveyed on such Distribution Date will equal the Aggregate Outstanding Eligible Loan Balance of such Loans as of such Distribution Date. Such consideration shall be payable (i) in cash in the amount to be paid by the Issuer pursuant to Section 5.08(a)(iv) of the Sale and Servicing Agreement and/or (ii) as an increase in the value attributable to CAC’s membership interest in Funding (which constitutes and will constitute all of the equity interests issued by Funding) as a result of the conveyance of such Loans and other Conveyed Property.
Section 3.2    Dealer Collections Purchases. During its ordinary course of business in managing its serviced portfolio of dealer loans (and not based on the poor credit quality of particular dealer loans), CAC may from time to time agree to enter into an agreement (a “Dealer Collections Purchase Agreement”) with a Dealer, pursuant to which the Dealer agrees to sell and assign to CAC all of its rights, interests and entitlement in and to one or more Pools of Dealer Loan Contracts securing the related Dealer Loans, including such Dealer’s ownership interest in such Dealer Loan Contracts and rights to receive the related Dealer Collections (a “Dealer Collections Purchase”). On the date of each Dealer Collections Purchase, CAC will pay the applicable Dealer under a Dealer Collections Purchase Agreement the applicable purchase price specified therein (the “Dealer Collections Purchase Price”). Upon such payment, the related Dealer Loans (including the rights to the related Dealer Collections thereunder) shall be deemed to be satisfied and pursuant to Section 2.1(b) of this Agreement the Dealer Loan Contracts previously securing such Dealer Loans shall be automatically assigned by CAC to Funding as Purchased Loan Contracts and the loans thereunder shall be deemed Purchased Loans. Funding agrees to accept the assignment of the Purchased Loans and Purchased Loan Contracts arising from the satisfaction of a Dealer Loan resulting from a Dealer Collections Purchase by CAC in satisfaction of such Dealer Loan secured by the related Dealer Loan Contracts. The consideration for the conveyance from CAC to Funding of the Purchased Loan Contracts and Purchased Loans arising under the related Dealer Collections Purchase Agreement and other related Subsequent Conveyed Property will be (i) the satisfaction of the Dealer Loans previously secured by such Purchased Loan Contracts as provided herein, plus (ii) an increase in the value of CAC’s membership interest in Funding (which constitutes and will constitute all of the equity interests issued by Funding) that results from such conveyance.
Section 3.3    Membership Interest. The membership interest of CAC in Funding shall arise on the Closing Date. Such membership interest may not be sold or otherwise transferred by CAC.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties. CAC represents and warrants to Funding, as of the Closing Date and each Distribution Date during the Revolving Period on which Funding purchases the Subsequent Conveyed Property, as the case may be, and, in the case of the representations and warranties made pursuant to Sections 4.1(h), (i), (j), (k), (l), (m), (n), (o), (q) and (bb), only with respect to the Conveyed Property conveyed to Funding at the time given or made, that:
(a)    Organization and Good Standing. CAC is duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to acquire, own, sell, and service the Loans and the related Contracts, and to perform its obligations under the Basic Documents.
(b)    Due Qualification. CAC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business, including the servicing of the Loans and the related Contracts as required by this Agreement, requires such qualifications except where such failure will not have a material adverse effect.
(c)    Power and Authority. CAC has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by CAC by all necessary corporate action.
(d)    Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer, and assignment of the Conveyed Property enforceable against creditors of and purchasers from CAC; and this Agreement and the other Basic Documents to which CAC is a party constitute legal, valid and binding obligations of CAC enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ or secured creditors’ rights generally and to general principles of equity.
(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Articles of Incorporation or by-laws of CAC, or any indenture, agreement, or other instrument to which CAC is a party or by which it is or may be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement (other than this Agreement), or other instrument; or violate any law or, to the best of CAC’s knowledge, any order, rule, or regulation applicable to CAC of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over CAC or its properties.
(f)    No Proceedings. There are no proceedings or investigations pending, or to CAC’s best knowledge threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over CAC or its properties: A) asserting the invalidity of this Agreement or any other Basic Document to which it is a party; B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which it is a party; or C) seeking any determination or ruling that might materially and adversely affect the performance by CAC of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which it is a party.
(g)    Place of Business. The principal place of business and chief executive office of CAC is in Southfield, Michigan, and the office where CAC keeps all of its Records (other than the Certificates of Title) is at the address listed in Section 8.3, and the office where CAC keeps all of its Certificates of Title is at 25300-25330 Telegraph Road, Southfield, Michigan 48033, 25505 Twelve Mile Road, Southfield, Michigan 48033, or in each case, such other locations notified to Funding and the Trust Collateral Agent in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed; provided that the Servicer may temporarily (or permanently, in the case of a Loan or Contract that is repurchased, liquidated or paid in full) move or transfer to an agent of the Servicer individual Contract Files or Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.
(h)    Eligibility of Dealer Agreements. Each Dealer Agreement classified as an “Eligible Dealer Agreement” (or included in any aggregation of balances of “Eligible Dealer Agreements”) by CAC in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Agreement on the date each related Dealer Loan was conveyed to Funding.

(i)    Eligibility of Loans. Each Loan classified as an “Eligible Loan” (or included in any aggregation of balances of “Eligible Loans”) by CAC in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Loan on the date such Loan was conveyed or pledged to Funding.
(j)    Eligibility of Contracts. Each Contract classified as an “Eligible Contract” (or included in any aggregation of balances of “Eligible Contracts”) by CAC in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Contract on the date such Contract was conveyed or pledged to Funding.
(k)    Accuracy of Information. All information with respect to the Loans and other Conveyed Property provided to Funding hereunder by CAC was true and correct in all material respects as of the date such information was provided to Funding and did not omit to state any material facts necessary to make the statements contained therein not misleading.
(l)    No Liens. Each Loan and the other Conveyed Property has been transferred to Funding free and clear of any Lien of any Person, and in compliance, in all material respects, with all Applicable Laws.
(m)    No Consents. With respect to each Loan and the other Conveyed Property, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CAC, in connection with the transfer of such Conveyed Property to Funding have been duly obtained, effected or given and are in full force and effect.
(n)    Exhibit A. Upon delivery and with respect to any Distribution Date during the Revolving Period on which Funding purchases Subsequent Conveyed Property, Exhibit A to this Agreement will be an accurate and complete listing in all material respects of all Loans and the related Contracts and any related Dealer Agreements that have been sold to Funding as of such date, and the information contained therein is and will be true and correct in all material respects as of such date.
(o)    Adverse Selection. No selection procedure believed by CAC to be materially adverse to the interests of Funding has been or will be used in selecting the Loans or any Dealer Agreements or Purchase Agreements; provided that for the avoidance of doubt, during the Revolving Period, CAC in its sole discretion may elect to sell Dealer Loans secured by either Open Pools or Closed Pools.
(p)    Sale and Contribution Agreement. This Agreement is the only agreement pursuant to which Funding acquires Loans from CAC.
(q)    Security Interest. CAC has granted a security interest (as defined in the UCC as enacted in the State of New York) to Funding in the Conveyed Property, which is enforceable in accordance with Applicable Law upon the Closing Date and each Distribution Date on which Subsequent Conveyed Property is sold to Funding. Upon the filing of UCC-1 financing statements naming Funding as secured party and CAC as debtor, Funding shall have a first priority perfected security interest in the Conveyed Property. All filings (including, without limitation, UCC filings) as are necessary in any jurisdiction to perfect the interest of Funding have been made.
(r)    [Reserved].
(s)    Use of Proceeds. No proceeds of any sale of Conveyed Property will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(t)    Taxes. CAC has filed on or before their respective due dates, all tax returns which are required to be filed in any jurisdiction or has obtained extensions for filing such tax returns and has paid all taxes, assessments, fees and other governmental charges against CAC or any of its properties, income or franchises, to the extent that such taxes have become due, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of CAC as may be required by GAAP. To the best knowledge of CAC, all such tax returns were true and correct in all material respects and CAC does not know of any proposed material additional tax assessment against it nor any basis therefor. Any taxes, assessments, fees and other governmental charges payable by CAC in connection with the execution and delivery of the Basic Documents and the issuance of the Notes have been paid or shall have been paid at or prior to Closing Date.
(u)    Consolidated Returns. CAC, the Seller and the Issuer are members of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code which will file a consolidated federal income tax return at all times until the termination of the Basic Documents.
(v)    ERISA. CAC is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended.
(w)    Compliance with Laws. CAC has complied in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
(x)    Material Adverse Change. Since December 31, 2023, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of CAC, (ii) the ability of CAC to perform its obligations under the Basic Documents, or (iii) the collectibility of the Loans generally or any material portion of the Loans.
(y)    Solvency; Fraudulent Conveyance. CAC is solvent, is able to pay its debts as they become due and will not be rendered insolvent by the transactions contemplated by the Basic Documents and, after giving effect thereto, will not be left with an unreasonably small amount of capital with which to engage in its business. CAC does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. CAC does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official to manage or control any of its assets. The amount of consideration being received by CAC upon the sale or other absolute transfer of the Conveyed Property to Funding constitutes reasonably equivalent value and fair consideration for the Conveyed Property. CAC is not transferring the Conveyed Property to Funding with any intent to hinder, delay or defraud any of its creditors.
(z)    Voidability. The transfers of Conveyed Property made hereunder were not made for or on account of an antecedent debt. No transfer by CAC of any Conveyed Property hereunder is or may be voidable under any section of the Bankruptcy Code.
(aa)    Investment Company. CAC is not an investment company which is required to register under the Investment Company Act of 1940, as amended.
(bb)    Perfection.    The perfection representations, warranties and covenants made by CAC and set forth on Exhibit B hereto shall be a part of this Agreement for all purposes.
(cc)    Scheduled Due Date. With respect to each Contract that is transferred pursuant to this Agreement on the Closing Date only, such Contract has a first scheduled due date not later than sixty (60) days after the Cut-off Date as of the Closing Date.
Section 4.2    Reaffirmation of Representations and Warranties by CAC; Notice of Breach. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Loans to Funding, and termination of the rights and obligations of Funding and CAC under this Agreement. Upon discovery by Funding or CAC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party (which, in the case of CAC, can be provided in the applicable Servicer Certificate).
ARTICLE V

COVENANTS OF CAC AND THE SERVICER
Section 5.1    Affirmative Covenants. So long as this Agreement is in effect, and until all Loans which have been conveyed to Funding pursuant hereto shall have been paid in full or written-off as uncollectible, and all amounts owed by CAC pursuant to this Agreement have been paid in full, unless Funding otherwise consents in writing, CAC hereby covenants and agrees as follows:
(a)    Compliance with Law. CAC will comply in all material respects with all Applicable Laws, including all filing requirements it may have under federal securities laws.
(b)    Preservation of Existence. CAC will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a material adverse effect on the Conveyed Property.
(c)    Obligations and Compliance with Loans, Dealer Agreements and Purchase Agreements. CAC will duly fulfill and comply with all material obligations on the part of CAC to be fulfilled or complied with under or in connection with each Loan, each Dealer Agreement and each Purchase Agreement and will do nothing to impair the rights of Funding in, to and under the Conveyed Property.
(d)    Keeping of Records and Books of Account. CAC will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Loans and the Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans, or it will cause the Servicer to do so.
(e)    Preservation of Security Interest. CAC will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and perfect the security interest of Funding in, to and under the Conveyed Property. CAC will maintain possession of, or control over, the Dealer Agreements, Purchase Agreements and the Contract Files and Records, as custodian for the Trust and the Trust Collateral Agent, as set forth in Section 3.03(a) of the Sale and Servicing Agreement. CAC, as Servicer, will comply with its covenants under Section 4.06(a)(v) of the Sale and Servicing Agreement.
(f)    Collection Guidelines. As long as it is the Servicer, CAC will comply in all material respects with the Collection Guidelines or otherwise as required by Applicable Law in regard to each Loan and Contract.
(g)    Separateness. CAC will take such actions that are required on its part to be performed to cause (i) Funding to be in compliance, at all relevant times, with Sections 6.01(xviii) and 6.04 of the Sale and Servicing Agreement, and (ii) all factual assumptions set forth in the opinion letters delivered by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain bankruptcy matters under the Sale and Servicing Agreement to remain true at all relevant times.
(h)    Notice to Potential Purchasers. At all times before the termination of this Agreement, if a third party, including a potential purchaser of the Loans, inquires, CAC will promptly reply that (i) CAC has sold the Loans to Funding; (ii) Funding has sold the Loans to the Issuer; (iii) the Issuer has granted a security interest therein to the Indenture Trustee; and (iv) CAC will not claim any ownership interest in the Loans.
Section 5.2    Negative Covenants. During the term of this Agreement, unless Funding shall otherwise consent in writing:
(a)    Change of Name or Location of Records. CAC shall not (A) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Loans from the location referred to in Section 3.03(b) of the Sale and Servicing Agreement, or (B) move the Records from the location thereof on the Closing Date, unless CAC or the Servicer has given at least thirty (30) days’ written notice to Funding and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of Funding in the Conveyed Property; provided that the Servicer may temporarily (or permanently, in the case of a Loan or Contract that is repurchased, liquidated or paid in full) move or transfer to an agent of the Servicer individual Contract Files or Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.
(b)    Change in Payment Instructions to Obligors. CAC will not make any change in its instructions to Obligors regarding payments to be made directly or indirectly, unless such change is permitted under the Sale and Servicing Agreement and Funding has consented to such change and has received duly executed documentation related thereto or unless such change is required by Applicable Law.
(c)    No Instruments. CAC shall take no action to cause any Loan to be evidenced by any instrument (as defined in the UCC as in effect in the relevant jurisdictions), except for instruments obtained with respect to defaulted Loans that are in the possession, or under the control, of the Servicer in its capacity as custodian for the Trust and the Trust Collateral Agent.
(d)    No Liens. CAC shall not sell, pledge, contribute, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than in favor of the Trust Collateral Agent or the Trust as specifically contemplated herein) on, the Conveyed Property. CAC shall defend the right, title and interest of Funding in, to and under the Conveyed Property against all claims of third parties claiming through or under CAC.
(e)    Credit Guidelines and Collection Guidelines. CAC will not amend, modify, restate or replace, in whole or in part, the Credit Guidelines or Collection Guidelines, which change would materially impair the collectibility of any Loan or Contract and materially adversely affect the interests or the remedies of Funding under this Agreement or any other Basic Document, unless (i) such change is permitted under the Sale and Servicing Agreement and CAC obtains the prior written consent of Funding or (ii) such change is required by Applicable Law.
(f)    Release of Contracts. Except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a vehicle, neither CAC or CAC as the Servicer shall release a Financed Vehicle securing a Contract from the security interest granted by such Contract in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder, (ii) settlement materially consistent with the Collection Guidelines, or (iii) repossession, nor shall CAC impair the rights of Funding in the Contracts, except as may be required by Applicable Law.
(g)    Change in Structure. CAC shall not change its jurisdiction of organization or merge or consolidate with and into any other entity or otherwise change its name, corporate structure or its location (within the meaning of the UCC) unless (i) Funding shall have received at least thirty (30) days advance written notice of such change and CAC has taken all action necessary or appropriate to perfect or maintain the perfection of Funding’s interest in the Conveyed Property (including, without limitation, the filing of all financing statements and the taking of such other action as Funding or its assigns may request in connection with such change); (ii) in the event of a merger or consolidation, (x) if CAC is then Servicer, such merger or consolidation satisfies all conditions in Section 7.03 of the Sale and Servicing Agreement and, (y) if CAC is not the surviving entity, the surviving entity shall have executed an agreement of assumption acceptable to Funding to perform every obligation of CAC under this Agreement and the other Basic Documents to which CAC is a party; and (iii) CAC shall have delivered to Funding and the Indenture Trustee (for the benefit of itself and the Noteholders), an opinion of counsel confirming that the security interest created hereunder remains perfected and of first priority, subject only to such limitations and qualifications as are contained in the opinions of Dykema Gossett PLLC or Skadden, Arps, Slate, Meagher & Flom LLP, as applicable, delivered on the Closing Date or are otherwise consented to by the addressees of such opinion.
(h)    Separate Business. CAC shall not: (i) fail to maintain separate books, financial statements, accounting records and other corporate documents from those of Funding; (ii) commingle any of its assets or the assets of any of its Affiliates with those of Funding (except to the extent that CAC acts as the Servicer of the Loans); (iii) pay from its own assets any obligation or indebtedness of any kind incurred by Funding (or the Trust); and (iv) directly, or through any of its Affiliates, borrow funds or accept credit or guaranties from Funding.
Section 5.3    Indemnities by CAC.
(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, CAC hereby agrees to indemnify Funding, or its assignee, and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party arising out of or as a result of this Agreement or in respect of any Loan or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) Indemnified Amounts that arise as a result of non-payment of Loans due to credit problems of Dealers or Obligors. If CAC has made any indemnity payment pursuant to this Section 5.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, then the recipient shall repay to CAC an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, CAC shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(i)    any Contract or Loan treated as or represented by CAC to be an Eligible Contract or Eligible Loan that is not at the applicable time an Eligible Contract or Eligible Loan;

(ii)    reliance on any representation or warranty made or deemed made by CAC or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(iii)    the failure by CAC to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Loan, Dealer Agreement, Purchase Agreement, or Contract, or the nonconformity of any Loan, Dealer Agreement, Purchase Agreement or Contract with any such Applicable Law;
(iv)    the failure to vest and maintain vested in Funding, or its assignees, a first priority perfected ownership or security interest in the Conveyed Property, free and clear of any Lien;
(v)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Conveyed Property, whether at the time of the Closing Date or at any subsequent time;
(vi)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Dealer or Obligor) of the relevant Dealer or Obligor to the payment of any Loan or Contract (including, without limitation, a defense based on such Loan or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(vii)    any failure of CAC to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by CAC to perform its respective duties under the Loans;
(viii)    the failure by CAC to pay when due any taxes for which CAC is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Conveyed Property;
(ix)    the commingling of Collections of the Loans and Contracts at any time with other funds (except that CAC, as the Servicer of the Loans, retains Collections in its general concentration account for up to two Business Days before remitting the Collections to the Collection Account);
(x)    any investigation, litigation or proceeding related to this Agreement or in respect of any Loan or Contract;
(xi)    the failure of CAC, in its individual capacity, or any of its agents or representatives to remit to the Servicer or the Trust Collateral Agent, Collections remitted to CAC, in its individual capacity, or any such agent or representative; and
(xii)    the failure of a Contract File to contain the relevant original or “authoritative copy” of the Contract (other than pursuant to the provisos in Section 4.1(g) or Section 5.2(a)).

Notwithstanding the foregoing, CAC shall have no indemnification obligation hereunder with respect to any Loan or Contract in respect of which CAC shall have paid the Purchase Amount under the Sale and Servicing Agreement.
(b)    Any amounts subject to the indemnification provisions of this Section 5.3 shall be paid by CAC to Funding within five (5) Business Days following Funding’s demand therefor.
(c)    The obligations of CAC under this Section 5.3 shall survive the termination of this Agreement.
ARTICLE VI

REPURCHASES
Section 6.1    Mandatory Repurchases.
(a)    CAC and Funding shall inform the other party promptly in writing, upon the discovery of any breach of CAC’s representations and warranties pursuant to Sections 4.1(h), (i), (j), (k), (l), (m), (n), (o), (q), (bb) and (cc) hereof as of the time such representation, warranty or covenant was made but without regard to any limitation set forth therein concerning the knowledge of CAC as to the facts stated therein (which in the case of CAC can be provided in the applicable Servicer Certificate).
(b)    Unless any breach of a representation, warranty or covenant as described in Section 6.1(a) above shall have been cured by the last day of the first full Collection Period following the discovery thereof, CAC shall have the obligation to make a payment to Funding of the applicable Purchase Amount in respect of all Loans and Contracts with respect to which there is a breach of any such representation, warranty or covenant, which are materially and adversely affected by such event and which materially and adversely affect the interests of Funding therein as of such last day (such Loans and Contracts, the “Ineligible Loans”).
(c)    CAC hereby acknowledges that, concurrently with the transfers under this Agreement, the Ineligible Loans are being (or will be) transferred to the Trust under the Sale and Servicing Agreement and Funding may be required to repurchase from the Trust such Ineligible Loans in accordance with the terms of the Sale and Servicing Agreement. CAC hereby agrees to repurchase directly from the Trust such Ineligible Loans by making a payment to the Collection Account of the applicable Purchase Amount in accordance with the Sale and Servicing Agreement, if it is requested by the Trust Collateral Agent to do so. Funding hereby acknowledges that any repurchase of Ineligible Loans under this Article VI, whether from Funding or directly from the Trust, shall be the sole remedy of Funding in respect to the Ineligible Loans.
(d)    Each Dealer Loan, Dealer Loan Contract, Purchased Loan or Purchased Loan Contract which is subject to a payment in accordance with Section 6.1(b) or (c) above shall, upon payment in full of the related Purchase Amount, be reconveyed to CAC and shall no longer constitute Conveyed Property. After payment in full of the related Purchase Amount and upon the request of CAC, Funding shall execute and deliver to CAC any assignments, termination statements and any other releases and instruments as CAC may reasonably request in order to effect and evidence the release of Funding’s security interest on such Dealer Loan, Dealer Loan Contract, Purchased Loan or Purchased Loan Contract.
Section 6.2    No Recourse. Except as otherwise provided in this Article VI, the purchase and sale of the Loans under this Agreement shall be without recourse to CAC or the Servicer.
Section 6.3    Removals. CAC may from time to time agree to reacquire certain Loans and Contracts (and all Related Security with respect thereto) that the Trust seeks to transfer to Funding for further transfer to CAC in accordance with Section 2.03 of the Sale and Servicing Agreement. Any such Loans and Contracts (and Related Security) so transferred shall cease to be Conveyed Property, and Funding shall execute and deliver to CAC any assignments, termination statements and any other releases and instruments as CAC may reasonably request in order to effect and evidence the release of Funding’s security interest in such Loans and Contracts (and Related Security).
ARTICLE VII

CONDITIONS PRECEDENT
Section 7.1    Conditions to Funding’s Obligations Regarding Loans. Consummation of the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction of the following conditions:
(a)    All representations and warranties of CAC and the Servicer contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;
(b)    With respect to those Loans sold on the Closing Date, all information concerning such Loans provided to Funding shall be true and correct in all material respects as of the Closing Date;
(c)    CAC and the Servicer shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;
(d)    CAC shall have filed or caused to be filed, or shall have delivered for filing, the financing statement(s) required to be filed pursuant to Section 2.1(e); and
(e)    All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Funding, and Funding shall have received from CAC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Funding may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS
Section 8.1    Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Funding and CAC and consented to in writing by the Trust Collateral Agent acting at the written direction of the Majority Noteholders.
Section 8.2    Governing Law; Waiver of Jury Trial; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER BASIC DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.
Parties agree to the non-exclusive jurisdiction of the state and federal courts in New York.
Section 8.3    Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent via express mail or nationally recognized overnight courier or by certified mail, first class postage prepaid, and shall be deemed to be given for purposes of this Agreement upon receipt by the intended recipient. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto may also be sent electronically or by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such electronic or facsimile transmission is confirmed by phone or electronic means. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions (including payment instructions) and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

(a)    in the case of Funding:
Credit Acceptance Funding LLC 2026-2
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Jay Brinkley
Telephone: (704) 287-4938
Email: jbrinkley@creditacceptance.com
(b)    in the case of CAC and in the case of the Servicer (for so long as the Servicer is CAC):
Credit Acceptance Corporation
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Jay Brinkley
Telephone: (704) 287-4938
Email: jbrinkley@creditacceptance.com
or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.
Section 8.4    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 8.5    Assignment. This Agreement may not be assigned by the parties hereto, except that Funding may assign its rights hereunder pursuant to the Sale and Servicing Agreement to the Trust for the benefit of the Trust, the Indenture Trustee, the Trust Collateral Agent and the Noteholders. Funding hereby notifies CAC (and CAC hereby acknowledges) that Funding, pursuant to the Sale and Servicing Agreement, has assigned its rights hereunder to the Trust. All rights of Funding hereunder may be exercised by the Trust or its assignees, to the extent of their respective rights pursuant to such assignments.
Section 8.6    Further Assurances. Funding and CAC agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties in order to more fully effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Loans for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

Section 8.7    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Funding, CAC or the Trust Collateral Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
Section 8.8    Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed. Any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
Section 8.9    Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Trust Collateral Agent on behalf of the Trust and the Noteholders are intended by the parties hereto to be third-party beneficiaries of this Agreement.
Section 8.10    Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
Section 8.11    Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
Section 8.12    Exhibits. The exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 8.13    Covenant Not to File a Bankruptcy Petition. CAC agrees that until one year and one day after such time as the Class A, Class B and Class C Notes issued under the Indenture are paid in full, it shall not file a petition or join a petition seeking relief on behalf of Funding or the Issuer under the Bankruptcy Code.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Funding and CAC each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

FUNDING:	CREDIT ACCEPTANCE FUNDING LLC 2026-2 By: /s/ James B. Brinkley II Name: James B. Brinkley II Title: Treasurer

Credit Acceptance Funding LLC 2026-2
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Jay Brinkley
Telephone: (704) 287-4938
Email: jbrinkley@creditacceptance.com

CAC:	CREDIT ACCEPTANCE CORPORATION By: /s/ James B. Brinkley II Name: James B. Brinkley II Title: Treasurer

Credit Acceptance Corporation Silver Triangle Building 25505 West Twelve Mile Road Southfield, Michigan 48034-8339 Attention: Jay Brinkley Telephone: (704) 287-4938 Email: jbrinkley@creditacceptance.com

EXHIBIT A
to
Sale and Contribution Agreement
Dealer Agreements, Purchase Agreements, Loans and Contracts
Exhibit A is the Excel file entitled “Exhibit A - Dealer Agreements, Purchase Agreements, Loans and Contracts—August 20, 2026” delivered by CAC to Funding.

EXHIBIT B
to
Sale and Contribution Agreement
Perfection Representations, Warranties And Covenants
In addition to the representations, warranties and covenants contained in the Agreement, CAC hereby represents, warrants, and covenants to Funding as follows on the Closing Date and on each Distribution Date on which Funding purchases Loans, in each case only with respect to the Conveyed Property conveyed to Funding on such Closing Date or the relevant Distribution Date:
General
1.    This Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Conveyed Property in favor of Funding, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from and assignees of CAC.
2.    Each Contract constitutes “tangible chattel paper”, “electronic chattel paper,” or a “payment intangible”, within the meaning of UCC Section 9-102. Each Dealer Loan constitutes a “payment intangible” or a “general intangible” within the meaning of UCC Section 9-102.
3.    Each Dealer Agreement and Purchase Agreement constitutes either a “general intangible” or “tangible chattel paper” within the meaning of UCC Section 9-102.
4.    There is only one original executed copy of each “tangible record” constituting or forming a part of each Contract that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Contract that is electronic chattel paper.
5.    CAC has taken or will take all necessary actions with respect to the Loans to perfect Funding’s security interest in the Loans and in the property securing the Loans.
Creation
1.    CAC owns and has good and marketable title to the Initial Conveyed Property or Subsequent Conveyed Property, as applicable, free and clear of any Lien, claim or encumbrance of any Person, excepting only (i) liens that will be terminated or amended on the Closing Date or each Distribution Date during the Revolving Period, as applicable, to reflect a release of the Initial Conveyed Property or Subsequent Conveyed Property, as applicable, and (ii) liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.
Perfection
1.    CAC has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Conveyed Property from the Originator to Funding, the transfer and sale of the Seller Property from the Seller to the Issuer, and the security interest in the Collateral granted to the Indenture Trustee under the Indenture.
2.    With respect to Seller Property that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Servicer, in its capacity as custodian for the Trust and the Trust Collateral Agent, and the Trust Collateral Agent has received a written acknowledgment from the Servicer, in its capacity as custodian, that it is holding such tangible chattel paper solely on its behalf and for the benefit of the Trust Collateral Agent, the Seller, the Trust and the relevant Dealer(s).
With respect to Seller Property that constitutes electronic chattel paper, the Servicer, in its capacity as custodian for the Trust and the Trust Collateral Agent, and the Trust Collateral Agent have received a written acknowledgment from the Servicer that it maintains control over such electronic chattel paper, as defined in Section 9-105 of the UCC, for the benefit of the Trust Collateral Agent, the Seller and the Trust.
All financing statements filed or to be filed against CAC in favor of Funding in connection with this Sale and Contribution Agreement describing the Conveyed Property contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
Priority
1.    None of CAC, the Servicer nor Funding has authorized the filing of, or is aware of any financing statements against either Funding, CAC or the Trust that includes a description of the Conveyed Property and proceeds related thereto other than any financing statement: (i) relating to the transfer of Conveyed Property by the Originator to the Seller under the Sale and Contribution Agreement, (ii) relating to the transfer to the Trust under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture; or (iv) that will be terminated or amended to reflect a release of the Conveyed Property. Other than the security interest granted to Funding pursuant to this Sale and Contribution Agreement, CAC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Conveyed Property.
2.    Neither the Seller, the Originator nor the Trust is aware of any judgment, ERISA or tax lien filings against either the Seller, the Originator or the Trust.

3.    None of the tangible chattel paper or electronic chattel paper that constitutes or evidences the Contracts, the Dealer Agreements or the Purchase Agreements has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than CAC, the Servicer, Funding, the Trust, a collection agent or the Trust Collateral Agent.
Survival of Perfection Representations
1.    Notwithstanding any other provision of this Agreement, the Sale and Servicing Agreement, the Indenture or any other Basic Document, the perfection representations, warranties and covenants contained in this Exhibit shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as all obligations under the Sale and Servicing Agreement, this Agreement and the Indenture have been finally and fully paid and performed.
No Waiver
1.    The parties hereto: (i) shall not, without obtaining a confirmation of the then-current rating of the Class A, Class B and Class C Notes, waive any of the perfection representations, warranties or covenants; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties or covenants, and shall not, without obtaining a confirmation of the then-current rating of the Class A, Class B and Class C Notes as determined after any adjustment or withdrawal of the ratings following notice of such breach, waive a breach of any of the perfection representations, warranties or covenants.

EXHIBIT C
to
Sale and Contribution Agreement
FORM OF ASSIGNMENT
Reference is made to that certain Sale and Contribution Agreement, dated as of August 20, 2026 (the “Agreement”), by and between Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance”), and Credit Acceptance Funding LLC 2026-2, a Delaware limited liability company (“Funding”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.
Exhibit A attached hereto (page captioned “2026-2”) contains a cumulative list of Dealer Loans, and Exhibit B attached hereto (page captioned “2026-2”) contains a cumulative list of Purchased Loans, in each case that remain transferred or will be transferred pursuant to the Agreement as of [___]1. The Dealer Loans listed on Exhibit A (page captioned “2026-2”) and the Purchased Loans listed on Exhibit B (page captioned “2026-2”) are collectively referred to herein as the “Conveyed Property.”
Pursuant to the Agreement, for good and valuable consideration paid by Funding, the receipt and sufficiency of which are hereby acknowledged, Credit Acceptance does hereby (i) convey, assign, sell and transfer, to the extent not previously conveyed, assigned, sold or transferred, and (ii) confirm each prior conveyance, assignment, sale or transfer, in each case without recourse, except as set forth in the Agreement, to Funding all of its right, title and interest in and to (A) the Conveyed Property; (B) all rights under the Dealer Agreements and Purchase Agreements related thereto other than the Excluded Dealer Agreement Rights, including Credit Acceptance’s right to service the Loans and the related Contracts and receive the related servicing fees and reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements and Purchase Agreements; (C) Collections (other than Dealer Collections) after the applicable Cut-off Date; (D) a security interest in each Contract securing such Dealer Loan and an ownership interest in each Contract evidencing a Purchased Loan; (E) all records and documents relating to such Loans and the Contracts; (F) all security interests purporting to secure payment of such Loans; (G) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (H) all guarantees, insurance (including insurance insuring the priority or perfection of any Contract) or other agreements or arrangements securing the Contracts; (I) all rights under such Loans which rights are attributable to advances made under such Loans as the result of Contracts being added to the identifiable group of Contracts to which such Loans relate; and (J) all Proceeds of the foregoing (collectively, the “Transferred Assets”).
The list of Conveyed Property delivered to the Servicer, Collateral Agent and Backup Servicer as of [___]2, shall be deemed to update Exhibit A to the Agreement.
1 To be the then-current Distribution Date.
2 To be the then-current Distribution Date.
25

It is the express intent of Credit Acceptance and Funding that the conveyance of the Transferred Assets by Credit Acceptance to Funding pursuant to this Assignment be construed as an absolute sale of such Transferred Assets by Credit Acceptance to Funding. Further, it is not the intention of Credit Acceptance and Funding that such conveyance be deemed a grant of a security interest in such Transferred Assets by Credit Acceptance to Funding in the nature of a consensual lien securing an obligation. However, notwithstanding the express intent of the parties, if and to the extent the conveyance of the Transferred Assets is for any purpose characterized as a collateral transfer for security or a financing transaction, then the conveyance by Credit Acceptance provided for in this Assignment shall be deemed to be a lien. In furtherance thereof, Credit Acceptance hereby grants to Funding, a first priority, perfected security interest in, to and under all of Credit Acceptance’s right, title and interest in, to and under the Transferred Assets, to secure Credit Acceptance’s obligation to pay to Funding an amount equal to the Issuer Secured Obligations.
This Assignment and the covenants and agreements contained herein shall be binding upon Credit Acceptance, its successors and assigns, and shall inure to the benefit of Funding, its successors and assigns.
This Assignment is expressly subject to the terms, conditions, covenants, agreements, representations and warranties set forth in the Agreement.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[signature page follows]

IN WITNESS WHEREOF, CAC has caused this Assignment to be executed in its name by a duly authorized representative as of [___]3.
CREDIT ACCEPTANCE CORPORATION

3 To be the then-current Distribution Date.

EXHIBIT A
[Provided by Credit Acceptance Corporation]

EXHIBIT B
[Provided by Credit Acceptance Corporation]